As filed with the U.S. Securities and Exchange Commission on April 27, 2020
No. 333-232823
No. 333-226362
No. 333-217452
No. 333-209808
No. 333-209806
No. 333-202424
No. 333-194276
No. 333-190631
No. 333-189720
No. 333-186875
No. 333-183028
No. 333-179772
No. 333-172632
No. 333-172093
No. 333-165350
No. 333-157931
No. 333-152174
No. 333-140581

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

Form S-8 Registration Statement No. 333-232823
Form S-8 Registration Statement No. 333-226362
Form S-8 Registration Statement No. 333-217452
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209808
Form S-8 Registration Statement No. 333-209806
Form S-8 Registration Statement No. 333-202424
Form S-8 Registration Statement No. 333-194276
Form S-8 Registration Statement No. 333-190631
Form S-8 Registration Statement No. 333-189720
Form S-8 Registration Statement No. 333-186875
Form S-8 Registration Statement No. 333-183028
Form S-8 Registration Statement No. 333-179772
Form S-8 Registration Statement No. 333-172632
Form S-8 Registration Statement No. 333-172093
Form S-8 Registration Statement No. 333-165350
Form S-8 Registration Statement No. 333-157931
Form S-8 Registration Statement No. 333-152174
Form S-8 Registration Statement No. 333-140581

UNDER THE SECURITIES ACT OF 1933

MELLANOX TECHNOLOGIES, LTD.
(Exact name of registrant as specified in its charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox, Yokneam, Israel 20692
(Address of principal executive offices) (Zip code)

+972-4-909-7200
(Registrant’s telephone number, including area code)

Mellanox Technologies, Ltd. 2003 Israeli Share Option Plan
Mellanox Technologies, Ltd. 1999 Israeli Share Option Plan
Mellanox Technologies, Ltd. 1999 United States Equity Incentive Plan
Mellanox Technologies, Ltd. Employee Share Purchase Plan
Mellanox Technologies, Ltd. Global Share Incentive Plan (2006)
Mellanox Technologies, Ltd. Global Share Incentive Assumption Plan (2010)
Voltaire Ltd. 2007 Incentive Compensation Plan
Voltaire Ltd. 2003 Section 102 Stock Option/Stock Purchase Plan
Voltaire Ltd. 2001 Section 102 Stock Option/Stock Purchase Plan
Voltaire Ltd. 2001 Stock Option Plan
Mellanox Technologies, Ltd. Amended and Restated Employee Share Purchase Plan
IPtronics, Inc. 2013 Restricted Stock Unit Plan
Kotura, Inc. Second Amended and Restated 2003 Stock Plan
EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan
EZchip Semiconductor Ltd. 2007 U.S. Equity Incentive Plan
Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan
Mellanox Technologies, Ltd. Second Amended and Restated Global Share Incentive Plan (2006)
Mellanox Technologies, Ltd. Third Amended and Restated Global Share Incentive Plan (2006)
Mellanox Technologies, Ltd. Fourth Amended and Restated Global Share Incentive Plan (2006)
 (Full title of the plan)

Rebecca Peters
Mellanox Technologies, Inc.
350 Oakmead Parkway, Suite 100
Sunnyvale, California 94085
(408) 970-3400

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•
Registration Statement No. 333-232823, registering 1,960,000 Ordinary Shares, nominal value NIS 0.0175 per share (the “Ordinary Shares”), of Mellanox Technologies, Ltd. (“Mellanox”) for the Mellanox Technologies, Ltd. Fourth Amended and Restated Global Share Incentive Plan (2006).

•	Registration Statement No. 333-226362, registering 2,077,000 Ordinary Shares for the Mellanox Technologies, Ltd. Third Amended and Restated Global Share Incentive Plan (2006).

•	Registration Statement No. 333-217452, registering 1,640,000 Ordinary Shares for the Mellanox Technologies, Ltd. Second Amended and Restated Global Share Incentive Plan (2006).

•
Registration Statement No. 333-209808, registering 1,524,010 Ordinary Shares for the EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan, the EZchip 2007 U.S. Equity Incentive Plan and the EZchip Amended and Restated 2009 Equity Incentive Plan.

•
Registration Statement No. 333-209806, registering 685,714 Ordinary Shares for the Mellanox Technologies, Ltd. Global Share Incentive Plan (2006) (the “2006 Plan”) and 281,625 Ordinary Shares for the Mellanox Technologies, Ltd. Global Share Incentive Assumption Plan (2010) (the “2010 Plan”).

•	Registration Statement No. 333-202424, registering 685,714 Ordinary Shares for the 2006 Plan and 281,625 Ordinary Shares for the 2010 Plan.

•	Registration Statement No. 333-194276, registering 685,714 Ordinary Shares for the 2006 Plan and 281,625 Ordinary Shares for the 2010 Plan.

•	Registration Statement No. 333-190631, registering 177,078 Ordinary Shares for the Kotura, Inc. Second Amended and Restated 2003 Stock Plan.

•	Registration Statement No. 333-189720, registering 60,508 Ordinary Shares for the IPtronics, Inc. 2013 Restricted Stock Unit Plan.

•	Registration Statement No. 333-186875, registering 685,714 Ordinary Shares for the 2006 Plan and 281,625 Ordinary Shares for the 2010 Plan.

•	Registration Statement No. 333-183028, registering 1,500,000 Ordinary Shares for the Mellanox Technologies, Ltd. Amended and Restated Employee Share Purchase Plan.

•
Registration Statement No. 333-179772, registering 685,714 Ordinary Shares for the 2006 Plan, 281,625 Ordinary Shares for the 2010 Plan and 171,428 Ordinary Shares for the Mellanox Technologies, Ltd. Employee Share Purchase Plan (the “Purchase Plan”).

•	Registration Statement No. 333-172632, registering 685,714 Ordinary Shares for the 2006 Plan and 171,428 Ordinary Shares for the Purchase Plan.

•
Registration Statement No. 333-172093, registering 1,266,991 Ordinary Shares for the 2010 Plan and 649,614 Ordinary Shares to be issued pursuant to equity awards granted under the Voltaire Ltd. 2001 Stock Option Plan, the Voltaire Ltd. 2001 Section 102 Stock Option/Stock Purchase Plan, the Voltaire Ltd. 2003 Section 102 Stock Option/Stock Purchase Plan and the Voltaire Ltd. 2007 Incentive Compensation Plan.

•	Registration Statement No. 333-165350, registering 685,714 Ordinary Shares for the 2006 Plan and 171,428 Ordinary Shares for the Purchase Plan.

•	Registration Statement No. 333-157931, registering 685,714 Ordinary Shares for the 2006 Plan.

•	Registration Statement No. 333-152174, registering 680,513 Ordinary Shares for the 2006 Plan.

•
Registration Statement No. 333-140581, registering 571,428 Ordinary Shares for the Purchase Plan, 3,478,394 Ordinary Shares for the 2006 Plan and 5,114,239 Issued under the Mellanox Technologies, Ltd. 2003 Israeli Share Option Plan, the Mellanox Technologies, Ltd. 1999 Israeli Share Option Plan and the Mellanox Technologies, Ltd. 1999 United States Equity Incentive Plan.

On April 27, 2020, NVIDIA Corporation (“NVIDIA”) completed its acquisition of Mellanox. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 10, 2019, among Mellanox, NVIDIA, NVIDIA International Holdings Inc., a wholly owned subsidiary of NVIDIA (“NVIDIA Holdings”), and Teal Barvaz Ltd., a wholly owned subsidiary of NVIDIA Holdings (“Merger Sub”), Merger Sub merged with and into Mellanox (the “Merger”), with Mellanox surviving as a wholly owned subsidiary of NVIDIA Holdings.

At the effective time of the Merger (the “Effective Time”), each Ordinary Share issued and outstanding immediately prior to the Effective Time, other than any shares owned by Mellanox, NVIDIA Holdings and their respective subsidiaries or any shares held in Mellanox’s treasury, will be deemed to have been transferred to NVIDIA Holdings in exchange for the right to receive $125.00 in cash, without interest and subject to applicable withholding taxes.

As a result of the Merger, Mellanox has terminated any and all of the offerings of Mellanox’s securities pursuant to the Registration Statements. Mellanox hereby removes from registration any and all of the securities of Mellanox registered under the Registration Statements that remain unsold as of the date of this Amendment, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 27th day of April, 2020.

Mellanox Technologies, Ltd.
/s/ Rebecca Peters
By:	Rebecca Peters
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.